UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 4, 2021
 Date of Report (Date of earliest event reported)

IPG PHOTONICS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33155 (Commission File No.)	04-3444218 (IRS Employer Identification No.)
50 Old Webster Road
Oxford, Massachusetts 01540
(Address of Principal Executive Offices, including Zip Code)

(508) 373-1100
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	IPGP	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition
On May 4, 2021, IPG Photonics Corporation (the “Company”) announced its financial results for the quarter ended March 31, 2021. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
In accordance with General Instruction B.2 of Form 8-K, the information in Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1 referenced herein, shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Principal Officers.
On May 4, 2021, the Company announced that Valentin P. Gapontsev, Ph.D., has transitioned to the role of Executive Chair and will continue to serve as a director of the Company. Eugene A. Scherbakov, Ph.D., currently Chief Operating Officer, Managing Director of IPG Laser GmbH, Senior Vice President, Europe and Director, succeeds Dr. Gapontsev as the Company’s Chief Executive Officer effective immediately. Dr. Scherbakov has served as Managing Director of IPG Laser GmbH, IPG’s German subsidiary, since August 2000, Senior Vice President-Europe since February 2013 and Chief Operating Officer since February 2017. Dr. Scherbakov has also been a member of the Company’s board of directors (the “Board”) since 2000 and will continue as a director.
On May 4, 2021, the Company amended the employment agreement with Dr. Gapontsev to reflect his new role and title. On the same day, the Company entered into a new service agreement between Dr. Scherbakov and IPG Laser GmbH and entered into a secondment agreement with Dr. Scherbakov to reflect Dr. Scherbakov’s new role, title, compensation and responsibilities at the Company. The agreements with Dr. Gapontsev and Dr. Scherbakov expire December 31, 2022, and renew annually for a period of one year unless the Company or the executive gives notice of intent not to renew at least 180 days before the expiration of the then current term.
Dr. Scherbakov, as CEO, will receive an annual base salary of $850,000, and his annual incentive target (financial plus individual performance) under the Company’s Senior Executive Annual Incentive Plan will increase to 110% of his base salary, with the financial performance minimum, target and maximum payout increasing to 20.75%, 83% and 221% of base salary, respectively, and the individual performance maximum payout increasing to 27.5% of base salary.
In connection with the appointment of Dr. Scherbakov to the new position, the Company also approved the grant of $2,000,000 of long-term incentives in the form of equity awards consisting of service-based restricted stock units (“RSUs”) weighted 50% and performance-based stock units (“PSUs”) weighted 50%. The RSUs vest in four equal annual installments with the first 25% vesting on May 7, 2022. The PSUs vest May 7, 2024, should any PSUs vest at all. The PSUs are weighted 50% on relative total stockholder return (“TSR”) and 50% on operating cash flow (“OCF”). Both the RSUs and PSUs have the same performance criteria and performance periods as those granted to Dr. Scherbakov on February 19, 2021. Dividends, if any, on shares underlying the RSUs and PSUs do not vest until the awards vest.
Under the secondment agreement, the Company agreed to pay or reimburse Dr. Scherbakov for his expenses related to moving to and his employment in the United States, including but not limited to relocation assistance, automobile, housing costs, health and disability insurance, tax preparation, repatriation and air transportation costs for him and his spouse, which will be tax-grossed up. Prior to this change, he lived in Germany. Dr. Scherbakov will keep his household there.
Dr. Scherbakov also entered into a new Confidentiality, Non-Competition and Confirmatory Assignment Agreement which is substantially the same as his current agreement.
All of the other terms of the agreements with Dr. Gapontsev and Dr. Scherbakov remain in full force and effect.
Item 7.01. Regulation FD Disclosure

The Company’s press release announcing the management transition described above is furnished as Exhibit 99.2 to this Current Report on Form 8-K.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits

Exhibit 99.1 relating to Item 2.02, and Exhibit 99.2 shall be deemed to be furnished, and not filed:

Exhibit Number	Exhibit Description
Exhibit 99.1	Press Release issued by IPG Photonics Corporation on May 4, 2021.
Exhibit 99.2	Press Release issued by IPG Photonics Corporation on May 4, 2021.
Exhibit 104	Inline XBRL for the cover page of this Current Report on Form 8-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

IPG PHOTONICS CORPORATION

May 4, 2021	By:	/s/ Timothy P.V. Mammen
Timothy P.V. Mammen
Senior Vice President and Chief Financial Officer